Exhibit 99.1

World Fuel Services Corporation Announces Sale of Interests in Crude Oil Joint Ventures

MIAMI--(BUSINESS WIRE)--December 8, 2014--World Fuel Services Corporation (NYSE: INT), a global fuel logistics, transaction and payment processing company, principally engaged in the distribution of fuel and related products and services to customers in the aviation, marine and land transportation industries, today announced that its wholly-owned subsidiary, Petroleum Transport Solutions, LLC (“PTS”), has sold its crude oil joint venture interests, which includes the Pioneer Terminal in New Town, North Dakota, to its joint venture partner for a base sales price of $43 million. In addition to the base sales price, PTS will receive future contingent payments equal to $0.225 per barrel for crude oil received at the Pioneer Terminal, up to a limit of 80,000 barrels per day through December 2026.

“Despite exiting these joint ventures, we will continue to offer tailored solutions to producers and consumers in the growing North American crude oil marketplace,” stated Michael J. Kasbar, chairman and chief executive officer.

The transaction will result in a one-time after-tax gain of approximately $11 million or $0.15 per diluted share, which will be included in the company’s 2014 fourth quarter results.

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations about future contingent payments and the effect of the transaction on our earnings, as well as future offerings in the crude oil marketplace. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K filed with the SEC on February 14, 2014. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: the joint ventures’ ability to continue receiving crude oil at the terminal and make the contingent payments, potential liabilities from indemnification obligations under the transaction documents, our ability to capitalize on new market opportunities, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.

CONTACT:
World Fuel Services Corporation
Ira M. Birns, 305-428-8000
Executive Vice President &
Chief Financial Officer